Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2021 RESULTS
AND RAISES FULL-YEAR 2021 GUIDANCE
THIRD-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 18.6%
•SAME-UNIT REVENUE UP 8.3%
•EPS UP 13.9%
NINE-MONTH HIGHLIGHTS:
•TOTAL REVENUE UP 14.5%
•SAME-UNIT REVENUE UP 7.3%
•EPS UP 6.4%; ADJUSTED EPS UP 30.5%

CLEVELAND (October 28, 2021) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ”, or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the third quarter ended September 30, 2021.

For the 2021 third quarter, CBIZ recorded revenue of $282.7 million, an increase of $44.3 million, or 18.6%, compared with $238.4 million reported for the same period in 2020. Acquired operations, net of divestitures, contributed $24.6 million, or 10.3%, to third-quarter 2021 revenue growth. Same-unit revenue increased by $19.8 million, or 8.3%, for the quarter, compared with the same period a year ago. Income from continuing operations was $21.7 million, or $0.41 per diluted share, in the 2021 third quarter, compared with $20.1 million, or $0.36 per diluted share, for the same period a year ago.

For the nine months ended September 30, 2021, CBIZ recorded revenue of $862.1 million, an increase of $109.3 million, or 14.5%, over the $752.8 million recorded for the same period in 2020. Acquisitions, net of divestitures, contributed $54.8 million, or 7.3%, to revenue growth in the nine months ended September 30, 2021. Same-unit revenue increased by $54.5 million, or 7.3%, compared with the same period a year ago. Income from continuing operations was $80.5 million, or $1.50 per diluted share, for the nine months ended

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

September 30, 2021, compared with $78.4 million, or $1.41 per diluted share, for the same period a year ago.

As previously announced on June 30, 2021, the Company reached a settlement agreement with the University of Pittsburgh Medical Center (“UPMC”) related to claims arising from a lawsuit filed in connection with actuarial services provided by a former employee in 2013. Net of insurance proceeds, the pretax charge related to this settlement in the second quarter of 2021 was $30.5 million. In addition, on June 1, 2021, the Company divested a small, non-core wholesale insurance business and recorded a pretax gain of $6.4 million on the sale. Eliminating the impact of these non-recurring items, Adjusted EPS for the first nine months of 2021 increased by 30.5% to $1.84, compared with $1.41 reported a year ago. Adjusted EBITDA increased by 20.9% to $153.5 million, compared with $126.9 million in 2020.

Reconciliations for Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables of this release.

During the first nine months of 2021, the Company repurchased a total of 2.7 million shares of its common stock. Between September 30, 2021, and October 26, 2021, the Company repurchased an additional 259,000 shares. The balance outstanding on the Company’s unsecured credit facility on September 30, 2021, was $190.2 million with $201.6 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “I am pleased that the exceptional results we reported through the first six months of this year have continued through the third quarter. On top of extremely strong performance from ongoing operations, we are also pleased with the number and size of the acquisitions that we have completed so far this year, including the addition of Shea Labagh and Dobberstein (“SLD”) that was announced in September. SLD is a full service accounting, tax and advisory firm headquartered in San Francisco, CA, with an outstanding team of professionals. SLD helps to expand our geographic footprint, breadth of services and depth of expertise on the West Coast and brings our total number of acquisitions for the year to five with anticipated aggregate annual revenue of approximately $72 million on a full year basis.”

“Given the strong demand that we are experiencing across nearly every major service line and the impact of the acquisitions that we have completed this year, we are raising our full-year 2021 guidance to reflect anticipated revenue growth between 12% and 15% and growth in adjusted earnings per share between 20% and 24%,” Grisko concluded.

2021 Outlook
•The Company increased its revenue growth expectations to within a range of 12% to 15% over the prior year.
•Although a number of factors may impact the tax rate, the Company expects an effective tax rate of approximately 24% to 24.5%.
•The Company expects a weighted average fully diluted share count of approximately 53.5 to 54.0 million shares.
•On a GAAP basis, the Company expects full-year fully diluted earnings per share within a range of $1.36 to $1.42. The Company expects Adjusted Diluted EPS to grow within a range of 20% to 24%

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

over the $1.42 reported for 2020. A schedule reconciling GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS is attached.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at https://dpregister.com/sreg/10161179/eead598c37 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay will be made available approximately two hours following the call on the Company’s website at www.cbiz.com. For those without internet access, a replay will also be available starting at approximately 1:00 p.m. (ET), October 28, through 5:00 p.m. (ET), November 5, 2021. The toll-free number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10161179.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 31 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the impact of COVID-19 on the Company’s business and operations and those of our clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(In thousands, except percentages and per share data)

	Three Months Ended September 30,
	2021	%	2020	%
Revenue	$282,719	100.0%	$238,389	100.0%
Operating expenses (1)	238,328	84.3	204,760	85.9
Gross margin	44,391	15.7	33,629	14.1
Corporate general and administrative expenses (1)	13,035	4.6	11,339	4.8
Operating income	31,356	11.1	22,290	9.3
Other (expense) income:
Interest expense	(1,016)	(0.4)	(974)	(0.4)
Loss on sale of operations, net	—	—	(74)	—
Other (expense) income, net (1) (2)	(1,133)	(0.4)	5,914	2.5
Total other (expense) income, net	(2,149)	(0.8)	4,866	2.1
Income from continuing operations before income tax expense	29,207	10.3	27,156	11.4
Income tax expense	7,512		7,060
Income from continuing operations	21,695	7.7	20,096	8.4
Loss from operations of discontinued businesses, net of tax	(4)		(19)
Net Income	$21,691	7.7%	$20,077	8.4%

Diluted income per share:
Continuing operations	$0.41		$0.36
Discontinued operations	—		—
Net income	$0.41		$0.36

Diluted weighted average common shares outstanding	53,226		55,360
Other data from continuing operations:
Adjusted EBITDA (3)	$37,268		$33,990

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended September 30, 2021, and 2020 are as follows (in thousands):

	Three Months Ended September 30,
	2021	% of Revenue	2020	% of Revenue
Operating (income) expenses	$(212)	(0.1)%	$5,364	2.3%
Corporate general and administrative expenses	(86)	—%	672	0.3%
Other income (expense), net	(298)	(0.1)%	6,036	2.5%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended September 30, 2021, and 2020 are as follows (in thousands):

	Three Months Ended September 30,
	2021				2020
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$44,391	$(212)	$44,179	15.6%	$33,629	$5,364	$38,993	16.4%
Operating income (expense)	31,356	(298)	31,058	11.0%	22,290	6,036	28,326	11.9%
Other (expense) income, net	(1,133)	298	(835)	(0.3)%	5,914	(6,036)	(122)	(0.1)%
Income from continuing operations before income tax expense	29,207	—	29,207	10.3%	27,156	—	27,156	11.4%

(2)Included in "Other (expense) income, net" for the three months ended September 30, 2021 and 2020, is expense of $0.8 million and $0.1 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(In thousands, except percentages and per share data)

	Nine Months Ended September 30,
	2021	%	2020	%
Revenue	$862,097	100.0%	$752,787	100.0%
Operating expenses (1)	699,233	81.1	613,603	81.5
Gross margin	162,864	18.9	139,184	18.5
Corporate general and administrative expenses (1)	41,334	4.8	32,988	4.4
Legal settlement, net	30,468	3.5	—	—
Operating income	91,062	10.6	106,196	14.1
Other income (expense):
Interest expense	(2,852)	(0.3)	(4,167)	(0.6)
Gain on sale of operations, net	6,385	0.7	78	—
Other income, net (1) (2)	12,029	1.4	3,450	0.5
Total other income (expense), net	15,562	1.8	(639)	(0.1)
Income from continuing operations before income tax expense	106,624	12.4	105,557	14.0
Income tax expense	26,100		27,120
Income from continuing operations	80,524	9.3	78,437	10.4
Loss from operations of discontinued businesses, net of tax	(17)		(44)
Net income	$80,507	9.3%	$78,393	10.4%

Diluted income per share:
Continuing operations	$1.50		$1.41
Discontinued operations	—		—
Net income	$1.50		$1.41

Diluted weighted average common shares outstanding	53,796		55,473
Other data from continuing operations:
Adjusted EBITDA (3)	$153,480		$126,923
Adjusted EPS (3)	$1.84		$1.41

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."

Income and expenses related to the deferred compensation plan for the nine months ended September 30, 2021, and 2020 are as follows (in thousands):

	Nine Months Ended September 30,
	2021	% of Revenue	2020	% of Revenue
Operating expenses	$11,165	1.3%	$2,796	0.4%
Corporate general and administrative expenses	1,260	0.1%	343	—%
Other income, net	12,425	1.4%	3,139	0.4%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the nine months ended September 30, 2021, and 2020 are as follows (in thousands):

	Nine Months Ended September 30,
	2021				2020
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$162,864	$11,165	$174,029	20.2%	$139,184	$2,796	$141,980	18.9%
Operating income	91,062	12,425	103,487	12.0%	106,196	3,139	109,335	14.5%
Other income (expense), net	12,029	(12,425)	(396)	—%	3,450	(3,139)	311	—%
Income from continuing operations before income tax expense	106,624	—	106,624	12.4%	105,557	—	105,557	14.0%

(2)Included in "Other income (expense), net" for the nine months ended September 30, 2021 and 2020, is expense of $1.6 million and income of $0.1 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Financial Services	$187,232	$155,499	$577,970	$498,359
Benefits and Insurance Services	85,797	73,881	255,656	227,433
National Practices	9,690	9,009	28,471	26,995
Total	$282,719	$238,389	$862,097	$752,787

Gross Margin
Financial Services	$31,054	$25,577	$129,126	$102,422
Benefits and Insurance Services	16,758	11,868	51,908	38,914
National Practices	1,176	939	2,929	2,652
Operating expenses - unallocated (1):
Other expense	(4,809)	609	(9,934)	(2,008)
Deferred compensation	212	(5,364)	(11,165)	(2,796)
Total	$44,391	$33,629	$162,864	$139,184

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT CASH FLOW DATA
(In thousands)

	Nine Months Ended September 30,
	2021	2020
Net income	$80,507	$78,393
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	19,921	17,277
Gain on sale of operations, net	(6,385)	(78)
Bad debt expense, net of recoveries	562	3,166
Adjustments to contingent earnout liability, net	1,599	(80)
Stock-based compensation expense	8,359	6,765
Other noncash adjustments	2,654	(3,095)
Net income, after adjustments to reconcile net income to net cash provided by operating activities	107,217	102,348
Changes in assets and liabilities, net of acquisitions and divestitures	(26,253)	(20,486)
Operating cash flows provided by continuing operations	80,964	81,862
Operating cash used in discontinued operations	(18)	(66)
Net cash provided by operating activities	80,946	81,796
Net cash used in investing activities	(70,728)	(9,491)
Net cash provided by (used in) financing activities	1,678	(94,058)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,896	(21,753)
Cash, cash equivalents and restricted cash at beginning of year	$170,335	$146,505
Cash, cash equivalents and restricted cash at end of period	$182,231	$124,752

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$2,749	$6,113
Restricted cash	37,320	25,275
Cash equivalents included in funds held for clients	142,162	93,364
Total cash, cash equivalents and restricted cash	$182,231	$124,752

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS
(In thousands)

	September 30, 2021	December 31, 2020
Cash and cash equivalents	2,749	4,652
Restricted cash	37,320	23,951
Accounts receivable, net	293,890	216,175
Current assets before funds held for clients	359,653	268,991
Funds held for clients	175,451	167,440
Goodwill and other intangible assets, net	843,246	756,750

Total assets	1,712,768	1,513,754

Current liabilities before client fund obligations	266,467	211,285
Client fund obligations	175,364	166,989
Total long-term debt	189,662	107,192

Total liabilities	992,121	811,134

Treasury stock	(683,217)	(595,297)

Total stockholders' equity	720,647	702,620

Debt to equity	26.3%	15.3%
Days sales outstanding (DSO) - continuing operations (1)	88	72

Shares outstanding	52,310	54,099
Basic weighted average common shares outstanding	52,885	54,288
Diluted weighted average common shares outstanding	53,796	55,359

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on September 30, 2020 was 87.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Income from Continuing Operations to Adjusted EBITDA (1)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Income from continuing operations	$21,695	$20,096	$80,524	$78,437
Interest expense	1,016	974	2,852	4,167
Income tax expense	7,512	7,060	26,100	27,120
Loss (gain) on sale of operations, net	—	74	(6,385)	(78)
Legal settlement, net	—	—	30,468	—
Depreciation	2,808	2,412	8,010	7,052
Amortization	4,237	3,374	11,911	10,225
Adjusted EBITDA	$37,268	$33,990	$153,480	$126,923

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, "Income from continuing operations." Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders as a performance measurement to evaluate, assess and benchmark the Company's operational results.

CBIZ, INC.
GAAP RECONCILIATION
Income and Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Income and EPS(1)
(In thousands)

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	Amounts	EPS	Amounts	EPS
Income from continuing operations	$21,695	$0.41	$80,524	$1.50
Adjustments:
Gain on sale of operations, net	—	—	(6,385)	(0.12)
Legal settlement, net	—	—	30,468	0.57
Income tax effect related to adjustments	—	—	(5,896)	(0.11)
Adjusted income from continuing operations	$21,695	$0.41	$98,711	$1.84

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted Income and Adjusted EPS to the most directly comparable GAAP financial measures, “Income from continuing operations” and "Diluted earnings per share from continuing operations." Adjusted Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted Income and Adjusted EPS, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2021 EPS from Continuing Operations Guidance to Full Year 2021 Adjusted Diluted EPS
(In thousands)

	Full Year 2021 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$1.36	$1.42
Gain on sale of operations, net	(0.09)	(0.09)
Legal settlement, net	0.43	0.43
Adjusted Diluted EPS Guidance	$1.70	$1.76

Diluted EPS - Reported for 2020	$1.42	$1.42
Change in diluted EPS - GAAP	(4)%	—%
Change in diluted EPS - Adjusted Guidance	20%	24%

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz